Exhibit 99.1

Earnings Commentary and Supplemental Information Third Quarter 2015 Unaudited

Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies; investment objectives, plans and current expectations, such as expected 2015 guidance and preliminary 2016 C$ guidance, 2015 consolidated revenue internal growth rate and capital expenditures and expected cost savings associated with the Transformation initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. In addition, with respect to the potential Recall transaction, our ability to close the proposed transaction in accordance with the terms of our agreement with Recall, or at all, is dependent on our and Recall's ability to satisfy the closing conditions set forth in such agreement, including the receipt of governmental and shareholder approvals. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non - GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted Operating Income Before Depreciation, Amortization , Intangible Impairments , (Gain) Loss on Disposal / Write - down of Property, Plant and Equipment , Net (Excluding Real Estate) , REIT Costs and Recall Costs (Adjusted OIBDA), (2) Adjusted Earnings Per Share (Adjusted EPS), (3) Funds From Operations ( FFO NAREIT), (4) FFO (Normalized) and (5) Adjust ed Funds From Operations (AFFO) . These measures do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended , are included later in this document (see T able of C ontents ) .

All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Commentary 4 Company Profile 7 Financial Highlights 8 Year-over-Year Revenue Growth 9 Records Management Volume Growth 10 Guidance Summary 12 Quarterly Operating Performance 13 Year-to-Date Operating Performance 14 Consolidated Balance Sheets 15 Consolidated Statements of Operations 16 Reconciliation of Operating Income to Adjusted OIBDA 17 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 18 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 19 Quarterly Total Revenue Growth Bridge 20 Quarterly Normalized Adjusted OIBDA Bridge 21 Quarterly Normalized Adjusted Earnings per Share Bridge 22 Quarterly Total Service Margin Bridge 23 Reported $ Storage Net Operating Income (NOI) 24 Global Real Estate Portfolio 25 Revenue from Rental Activities and Storage NOI per Racked Square Foot 26 Portfolio Utilization 27 Gross Book Value of Real Estate Assets 28 Service Business Detail 29 Customer Data 30 Debt Schedule 31 Capitalization 32 Lease Obligations 33 Investments 34 Components of Value 35 Appendix 36

Earnings Commentary 4 Iron Mountain Third Quarter 201 5 Financial Results – Constant Do llar Storage Rental Growth and Continued Volume Gains Support Strong Operating Performance – – Service Gross Margin Turnaround on Track – – Constant Dollar Profits at Upper End of Full - Year Company Constant Dollar Guidance – – Board of Directors Declares Quarterly Divide nd Increase to $0.485 per Share – · On a constant dollar (C$) basis, total revenue growth for the quarter was 2.0%, reflecting solid storage rental revenue gains of 4. 2%, partially offset by service revenue declines of 1. 3%. As a result of the continued strengthening of the U.S. dollar , t otal reported revenues for the third quarter were $ 7 47 million in 2015 , compared with $78 3 million in 201 4 . Year - to - date total reported revenues were $ 2. 26 billion, compared with $ 2.34 billion in 2014. Year - to - date C$ total revenue growth was 2.1%, driven by storage rental revenue gains of 4.3% , partially offset by service revenue declines of 1. 1%. · Adjusted OIBDA for the third quarter was $ 22 8 million , compared with $ 2 35 million in 201 4 , while year - to - date Adj usted OIBDA was $ 6 8 2 million, compared with $ 706 million in 2014 . Adjusted OIBDA for the third quarter of 2015 includes previously communicated costs of $ 9 million related to the company’s Transformation program. On a C$ basis, Adjusted OIBDA increased by 2 .3% (6.5% excluding Transformation costs) for the quarter and 1. 5 % yea r - to - date. · Adjusted EPS for the third quarter was $0. 31 per diluted share , compared with $0. 35 per diluted share in 201 4 . Year - to - date Adjusted EPS was $0. 89 per diluted share , compared with $ 1.10 in 2014 . Adjusted EPS for 2015 refle c ts a structural tax rate of 16.5%, compared with a structural tax rate of 16.3 % in 2014. Adjusted EPS for 2015 reflects a 9 % increase in weighted average shares outstanding following the distribution of shares in November 2014 associated with the company’s conversion to a REIT effective January 1, 2014 in addition to the Transformation costs noted above. Excluding the increase in shares and transformation charges, Adjusted EPS for the third quarter increased by 8.7%. · GAAP EPS for the third quarter was $0. 11 per share and $ 0. 56 year - to - date, compared with GAAP EPS of $ 0.00 per share for the third quarter of 2014 and $1. 6 3 year - to - date. Year - to - date 2014 GAAP EPS includes $176 million of a net discrete tax benefit recorded in the second quarter of 2014 primarily related to the reversal of current and deferred tax assets and liabilities, partially offset by incremental taxes r elated to foreign repatriation associated with the company’s conversion to a REIT. · FFO (Nor malized) per share was $0. 5 5 for the quarter and $ 1.53 year - to - date. AFFO was $ 137 million for the quarter and $ 395 million year - to - date. · On October 2 9, t he company’s board of directors declared a quarterly cash dividend of $0.48 5 per share on the common stock of the company, payable on December 15 , 2015 to shareholders of record at the close of business on December 1 , 2015 .

Earnings Commentary 5 In support of its strategic plan , the company m aintained strong customer retention and increased positive worldwide records management net volume growth in the third quarter by 2. 7% ( 1. 6 % internal volume growth). Volume growth by segment in the third quarter was: o 1. 1 % in North America ( 0.1 % internal volume growth, or 400,000 cubic feet ) o 3.9 % in Western Europe ( 3 . 2 % internal volume growth) o 8 .7 % in the Other International segment ( 7.2 % internal volume growth ) · Expanded r evenue from Emerging Markets (now Other International excluding Australia) to 14. 3 % of total revenue in the third quarter on a 2014 constant dollar basis , demonstrating progress toward the company’s goal to increase revenue from these markets to 16% by the end of 2016 . · Y ear - to - date , a cquired the record and tape inventories of 10 storage companies , and closed on 14 acquisitions of small records management companies , including one transaction in India , for a total investment of approximately $ 45 million . · Increas ed the expected benefit from its T ransformation Program (formerly Speed and Agility) to $125 million fro m $100 million of savings in overhead expenses by 2018. Actions taken in July 2015 will improve the overhead year - end 2015 exit rate and are expected to deliver the full $50 m illion of benefit in 2016 . In addition, the company intends to take actions early in 2016, which will result in a cumulative net benefit of $100 million of savings in 2017. · I mplement ed an initiative to align the service business cost structure with activity decline s with the goal of maintaining and improving service gross margins. Total service margins improved to 28. 5 % in the third quarter of 2015 including one - time items. On a normalized basis prior to accounting reclassifications , third quarter service margins were 26.8%, up fro m 24.6% in the second quarter of 2015 and on track with our 2015 exit rate guidance of 27% to 27.5% . “ Our third quarter operating results continue to reflect the durable nature of our business, punctuated by solid constant dollar and internal growth in st orage rental revenue, while at the same time we are beginning to see the benefits of our increased focus on our service profitability , ” said William L. Meaney, Iron Mountain’s president and chief executive officer. “ Contribution also improved across the board, as we begin implementing our Transformation program . These savings , combined with anticipated Recall synergies following a successful close, will drive significant growth in cash that support s growth in dividend s and continued investment in the business . ” Operations and Financial Review Operating performance continued to demonstrate resilience, with t hird quarter C$ to tal storage rental growth of 4. 2 % reflecting : · S trong increases of 15. 2 % in the company’s Other International segment, · 2.0 % in the Western Europe segment, and · 0.9 % and 5. 6 % in North American Records and Information Management (RIM) and North American Data Management (DM), respectively. Foreign currency rate changes reduced reported worldwide storage rental revenue growth rates by approximately 6.3% in the thi rd quarter compared with the prior year. W orldwide i nternal storage rental growth was 2. 8 % in the third quarter of 2015 compared with 2.2 % in the third quarter of 2014 . By segment, i nternal storage rental revenue : · Increased by 11. 5 % in the Other International segment, · Increased by 1.4 % in the Western Europe segment , and · Decreased by 0. 3 % in North American RIM and increased by 5. 4 % in North American DM

Earnings Commentary 6 Consolidated Adjusted OIBDA margin for the quarter was 30.5%, reflecting continued strong Adjusted OIBDA margins of 39.7% in North American RIM, 51.6% in North American DM, 31.2% in Western Europe and 20.3% in Other International. Year - to - date , total real estate investment including racking was $ 1 06 million, acquisition spend ing was $ 45 million and other non - real estate investment was $ 35 million. Maintenance capital expenditure s w ere $ 44 million, or 2 . 0 % of revenues. At quarter end, t he company had liquidity of approximately $ 1. 7 billion , primarily under its revolving credit facility , prior to the October 2015 redemption of its outstanding 6.75% Euro Senior Subordinated Notes due 2018, 7.75% Senior Subordinated Notes due 2019 and 8. 375% Senior Subordinated Notes due 2021. Following the red emption , liquid ity would be approximately $0.9 b illion . The company’s net total lease adjusted leverage r atio was 5. 7 a t quarter end, as compared to a maximum allowable ratio of 6.5x . 2015 Guidance On October 14, the company adjusted its guidance for 2015 Revenue and Adjusted OIBDA to reflect the continued impact of foreign currency on reported results, but maintained its C$ guidance for these metrics. In addition, the company introduced 2016 C$ guidance for T otal R evenue , Adjusted OIBDA , Adjusted EPS, FFO (NAREIT) per share, FFO (Normalized) per share and AFFO . D etail s are available on page 12 .

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based, business model, yielding revenues over $3 billion per annum. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves over 155,000 customers, including more than 92% of the Fortune 1000, and no single customer accounts for more than 2% of revenues. Iron Mountain provides storage and information management services in 36 countries on five continents, storing 530 million cubic feet of records in a portfolio of approximately 1,100 facilities containing more than 67 million square feet of space. The company employs over 20,000 people.

Iron Mountain is organized as a REIT and its financial model is based on the recurring nature of its storage rental revenues and the resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, which have increased for 26 consecutive years, the company generates predictable, low volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets that are just beginning to outsource their storage of physical documents.

26 YEARS OF STORAGE RENTAL GROWTH


$1,860
2014 C$ Storage Rental Growth
5.4%
25-year Compound Annual Growth Rate
17.2%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14

Countries Served



Diversification of Total Revenue

(As of 9/30/2015)


Region
16.6%
7.6%
3.0%
72.8%
North America
Latin America
Europe
Asia Pacific
Product
15.7%
7.9%
8.2%
68.2%
Records Mgmt
Shredding
Data Protection
Other(1)

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other ancillary services

www.ironmountain.com
Selected metric definitions are available in the appendix
7

IRON MOUNTAIN®

Financial Highlights

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Storage Rental	$469,064	$460,052	(1.9)%	$1,394,842	$1,380,133	(1.1)%
Service	313,633	286,477	(8.7)%	944,873	875,416	(7.4)%
Total Revenues	**$782,697**	**$746,529**	**(4.6)%**	**$2,339,715**	**$2,255,549**	**(3.6)%**
Gross Profit	$447,191	$428,866	(4.1)%	$1,332,103	$1,289,949	(3.2)%
Gross Margin %	**57.1%**	**57.4%**	30 bps	**56.9%**	**57.2%**	30 bps
Adjusted OIBDA	$235,391	$227,835	(3.2)%	$705,764	$682,281	(3.3)%
Adjusted OIBDA %	**30.1%**	**30.5%**	40 bps	**30.2%**	**30.2%**	0 bps
Adjusted EPS	$0.35	$0.31	(11.4)%	$1.10	$0.89	(19.1)%
FFO Applicable to Iron Mountain (Normalized) per Share	$0.57	$0.55	(3.5)%	$1.75	$1.53	(12.6)%
Ordinary Dividends per Share	$0.475	$0.475	0.0%	$1.015	$1.425	40.4%
Weighted Average Fully-diluted Shares Outstanding	194,905	211,917	8.7%	193,833	212,081	9.4%
Storage Net Operating Income (NOI)	$363,213	$347,200	(4.4)%	$1,069,371	$1,059,112	(1.0)%
Storage Profit and Margin						
Storage Gross Profit	363,213	347,200	(4.4%)	1,069,371	1,059,112	(1.0%)
Storage Gross Margin	77.4%	75.5%	-190 bps	76.7%	76.7%	0 bps
Service Profit and Margin						
Service Gross Profit	83,979	81,668	(2.8%)	262,734	230,841	(12.1%)
Service Gross Margin	26.8%	28.5%	170 bps	27.8%	26.4%	-140 bps
Capital Expenditures[1] and Investments						
Real Estate:						
Investment[2]	56,414	$34,052	(39.6)%	$145,410	$105,531	(27.4)%
Maintenance	17,422	12,269	(29.6)%	31,230	28,111	(10.0)%
	73,836	46,321	(37.3)%	176,640	133,642	(24.3)%
Non-Real Estate:						
Investment	10,698	10,633	(0.6)%	33,464	34,956	4.5%
Maintenance[3]	(3,252)	5,431	n/a	13,371	16,043	20.0%
	7,446	16,064	115.7%	46,835	50,999	8.9%
Business and Customer Acquisitions	26,238	10,868	(58.6)%	92,195	44,559	(51.7)%
Total Capital Expenditures and Investments	**$107,520**	**$73,252**	**(31.9)%**	**$315,670**	**$229,200**	**(27.4)%**

(1) Excludes $0.6 million of CapEx in Q3 2014 and $4.1 million YTD 2014 related to the company's conversion to a REIT
(2) Includes Land, Buildings, Improvements, and Racking Structures
(3) In Q3 2014, we reclassified certain maintenance CapEx to Real Estate Investment; this reclassification is immaterial to our results.

www.ironmountain.com

Selected metric definitions are available in the appendix

8

Year-over-Year Revenue Growth 9 Revenue Growth Rates Reported (1.9)% (8.7)% (4.6)% (1.1)% (7.4)% (3.6)% Less: Impact of FX Rate Changes and Adjustments (6.1)% (7.3)% (6.6)% (5.3)% (6.3)% (5.7)% Constant Currency 4.2% (1.3)% 2.0% 4.3% (1.1)% 2.1% Less: Impact of Acquisitions and Dispositions 1.5% (0.5)% 0.7% 1.4% (0.5)% 0.7% Internal Growth Rate 2.8% (0.9)% 1.3% 2.8% (0.6)% 1.5% Service Revenue Total Revenue Q3 2015 YTD 2015 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue

Records Management Volume Growth 10 2.0% 3.5% -2.0% -4.4% 5.9% 2.4% Q4-14 4.2% -1.9% -4.4% 5.9% 2.4% 1.5% Q3-14 3.6% Q3-15 2.7% -2.1% -4.5% 5.8% 2.5% 1.1% Q2-15 2.8% -2.1% -4.4% 5.9% 2.3% 1.0% Q1-15 5.5% -1.9% -4.5% 6.1% 2.4% 3.4% Q2-14 7.6% -2.0% -4.7% 6.1% 2.5% 5.5% Q1-14 6.7% -2.3% -4.5% 6.2% 2.3% 5.0% Q4-13 5.8% -2.5% -4.6% 6.3% 2.4% Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Total Iron Mountain (528 CuFt MM) North America (376 CuFt MM) Net Volume Growth Rate 1.7% Q3-14 3.3% -1.6% -4.7% 5.2% 1.7% 2.7% Q2-14 4.1% -1.8% -4.8% 5.3% 1.7% 3.7% Q1-14 3.8% -2.2% -4.7% 5.4% 1.7% 3.6% Q4-13 3.7% -2.4% -4.7% 5.5% 1.7% 3.6% -4.6% 5.1% -4.5% 5.1% 1.6% 0.8% Q1-15 1.2% -1.7% -4.6% 5.1% 1.7% Q4-14 0.5% -1.6% Q3-15 1.1% -1.8% -4.7% 4.9% 1.7% 1.0% Q2-15 1.2% -1.8% 0.7% (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins 1.6%

Records Management Volume Growth 11 3.6% 5.4% Q1-15 0.7% 3.6% 5.4% 5.6% 4.7% 5.3% -4.5% -2.2% 4.0% -4.5% Q3-15 0.7% Q2-15 -4.6% 4.9% -2.3% 3.0% -2.1% 5.5% 4.6% 1.8% Q2-14 6.2% -2.6% -3.9% 5.4% 5.5% 1.8% Q1-14 4.4% -2.6% -4.0% 5.7% 4.3% 1.0% Q4-13 4.7% -2.6% -4.1% 5.9% 4.7% 0.8% -4.1% -2.3% 5.7% Q4-14 -2.4% 5.4% 5.5% Q3-14 1.8% 4.8% 1.6% -4.2% New Volume from Existing Customers Destructions Outperm/Terms Business Acquisitions New Sales Western Europe (62 CuFt MM) Other International (90 CuFt MM) Net Volume Growth Rate 4.1% 10.7% 10.3% 4.5% 9.5% Q3-14 16.8% -2.8% -3.8% 10.8% 4.4% 8.3% Q2-14 28.2% -2.7% -4.4% 11.6% 4.4% 19.2% Q1-14 24.8% -2.6% -4.2% 11.4% 4.2% 15.9% 1.5% 9.6% 4.3% -3.4% -3.4% 9.8% 4.3% Q1-15 12.9% -3.2% -3.5% 9.9% 5.5% -3.6% -3.0% 17.6% Q4-14 2.4% Q4-13 Q2-15 4.1% Q3-15 8.7% -3.5% -3.4% 9.8% 18.9% -3.0% -4.1% 11.3% (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins

IRON MOUNTAIN®
Guidance Summary

Financial Performance Outlook

$MM	2015 Guidance as of July 30, 2015	2015 Revised Guidance as of October 14, 2015	2015 C$ Guidance as of October 14, 2015	C$ YOY Growth	Preliminary C$ 2016 Guidance[5]	C$ YOY Growth[5]
Operating Performance						
Revenue	$3,030 - $3,150	$3,000 - $3,060	$3,050 - $3,110	1% - 3%[1]	$3,165 - $3,265	4% - 5%[4]
Adjusted OIBDA	$905 - $945	$905 - $930	$925 - $945	3% - 5%[1]	$990 - $1,030	7% - 9%[4]
Adjusted EPS – Fully Diluted	$1.15 - $1.30[2]	$1.15 - $1.30[2]	$1.20 - $1.30[2]		$1.28 - $1.43[2]	7% - 10%
FFO Applicable to Iron Mountain(Normalized)	$425 - $465	$425 - $465	$425 - $465		$455 - $520	
FFO Applicable to Iron Mountain (Normalized) per share	$2.00 - $2.20[2]	$2.00 - $2.20[2]	$2.00 - $2.20[2]		$2.15 - $2.45[2]	
AFFO Applicable to Iron Mountain (Old Definition)	**$550 - $590**	**$545 - $585**	**$545 - $585**			
AFFO Applicable to Iron Mountain (New Definition)[3]	$480 - $520	$480 - $520	$480 - $520		$510 - $550	

	2015 Revised Guidance as of June 8, 2015	Guidance as of October 14, 2015
Estimated Capital Allocation		
Real Estate Investment	$200 - $240	$180 - $200[6]
Non-Real Estate Investment	$70 - $90	$65
Real Estate and Non-Real Estate Maintenance	$70 - $90	$80
Business and Customer Acquisitions	$75 - $125	$125 -$145
Total Capital Expenditures and Investments (excluding Dividends)	$415 - $545	$450 - $510

(1) YOY growth compared to 2015 constant dollar (C$) budget rates; includes 1% - 2% internal revenue growth
(2) Assumes 212 million shares outstanding
(3) AFFO (New Definition) is defined in the appendix (page 36) and deducts Non-Real Estate Investments from how AFFO was previously calculated
(4) YOY growth compared to the 2015 constant dollar (C$) budget rates; includes 1% - 3% internal revenue growth
(5) 2016 excludes potential Recall acquisition
(6) Real Estate Investment guidance range has been lowered by approximately $30 million at the midpoint relative to the guidance provided at our Investor Day on October 14th, 2015

www.ironmountain.com
Selected metric definitions are available in the appendix
12

IRON MOUNTAIN

Quarterly Operating Performance

	Q3 Results (1)		% Growth				
	Q3 2014	Q3 2015	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$271,417	$269,239	(0.8)%	(1.7)%	0.9%	1.2%	(0.3)%
Service Revenue	178,862	171,998	(3.8)%	(2.3)%	(1.5)%	1.1%	(2.6)%
Total Revenue	$450,279	$441,237	(2.0)%	(1.9)%	(0.1)%	1.1%	(1.2)%
Adjusted OIBDA	179,590	175,331					
Adjusted OIBDA Margin %	39.9%	39.7%					
NA Data Management							
Storage Revenue	$61,250	$63,947	4.4%	(1.2)%	5.6%	0.2%	5.4%
Service Revenue	35,485	33,438	(5.8)%	(1.2)%	(4.6)%	0.3%	(4.9)%
Total Revenue	$96,735	$97,385	0.7%	(1.2)%	1.9%	0.2%	1.6%
Adjusted OIBDA	54,799	50,268					
Adjusted OIBDA Margin %	56.6%	51.6%					
Western Europe							
Storage Revenue	$67,277	$61,654	(8.4)%	(10.3)%	2.0%	0.6%	1.4%
Service Revenue	47,941	39,284	(18.1)%	(10.2)%	(7.9)%	(6.6)%	(1.3)%
Total Revenue	$115,218	$100,938	(12.4)%	(10.3)%	(2.1)%	(2.4)%	0.3%
Adjusted OIBDA	35,923	31,511					
Adjusted OIBDA Margin %	31.2%	31.2%					
Other International							
Storage Revenue	$66,061	$59,176	(10.4)%	(25.6)%	15.2%	3.7%	11.5%
Service Revenue	50,886	42,216	(17.0)%	(26.8)%	9.8%	(2.5)%	12.3%
Total Revenue	$116,947	$101,392	(13.3)%	(26.2)%	12.9%	1.1%	11.8%
Adjusted OIBDA	18,867	20,545					
Adjusted OIBDA Margin %	16.1%	20.3%					
Corporate and Other							
Storage Revenue	3,059	$6,036	97.3%	0.0%	97.3%	12.9%	84.4%
Service Revenue	459	(459)	n/a	n/a	n/a	n/a	n/a
Total Revenue	$3,518	$5,577	58.5%	0.0%	58.5%	(2.0)%	60.5%
Adjusted OIBDA	(53,788)	(49,820)					

(1) 2014 results exclude REIT Costs, and 2015 results exclude Recall Costs

www.ironmountain.com Selected metric definitions are available in the appendix 13

IRON MOUNTAIN®

Year-to-Date Operating Performance

	YTD Results(1)		% Growth				
	YTD 2014	YTD 2015	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$810,402	$809,039	(0.2)%	(1.3)%	1.1%	1.1%	0.0%
Service Revenue	538,280	523,772	(2.7)%	(1.8)%	(0.9)%	1.0%	(1.9)%
Total Revenue	$1,348,682	$1,332,811	(1.2)%	(1.5)%	0.3%	1.0%	(0.7)%
Adjusted OIBDA	524,226	533,598					
Adjusted OIBDA Margin %	38.9%	40.0%					
NA Data Management							
Storage Revenue	$183,424	$191,867	4.6%	(0.9)%	5.5%	0.2%	5.3%
Service Revenue	107,586	102,353	(4.9)%	(0.9)%	(4.0)%	0.2%	(4.1)%
Total Revenue	$291,010	$294,220	1.1%	(0.9)%	2.0%	0.2%	1.8%
Adjusted OIBDA	168,887	152,178					
Adjusted OIBDA Margin %	58.0%	51.7%					
Western Europe							
Storage Revenue	$199,438	$182,825	(8.3)%	(11.7)%	3.4%	0.6%	2.8%
Service Revenue	151,308	119,085	(21.3)%	(10.9)%	(10.4)%	(7.5)%	(2.9)%
Total Revenue	$350,746	$301,910	(13.9)%	(11.4)%	(2.5)%	(3.0)%	0.5%
Adjusted OIBDA	104,881	88,859					
Adjusted OIBDA Margin %	29.9%	29.4%					
Other International							
Storage Revenue	$192,797	$182,653	(5.3)%	(21.5)%	16.2%	4.8%	11.4%
Service Revenue	146,642	129,152	(11.9)%	(22.3)%	10.3%	(0.6)%	10.9%
Total Revenue	$339,438	$311,805	(8.1)%	(21.8)%	13.7%	2.5%	11.2%
Adjusted OIBDA	64,376	61,430					
Adjusted OIBDA Margin %	19.0%	19.7%					
Corporate and Other							
Storage Revenue	$8,781	$13,749	56.6%	0.0%	56.6%	5.8%	50.8%
Service Revenue	1,057	1,054	n/a	n/a	n/a	n/a	n/a
Total Revenue	$9,838	$14,803	50.5%	0.0%	50.5%	1.6%	48.9%
Adjusted OIBDA	(156,606)	(153,784)					

(1) 2014 results exclude REIT Costs, and 2015 results exclude Recall Costs

www.ironmountain.com Selected metric definitions are available in the appendix 14

Consolidated Balance Sheets 15 ASSETS 12/31/2014 9/30/2015 Current Assets: Cash and Cash Equivalents $125,933 $492,899 Restricted Cash 33,860 - Accounts Receivable, Net 604,265 573,889 Other Current Assets 153,661 161,510 Total Current Assets 917,719 1,228,298 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,668,705 4,643,654 Less: Accumulated Depreciation (2,117,978) (2,214,929) Property, Plant and Equipment, Net 2,550,727 2,428,725 Other Assets, Net: Goodwill 2,423,783 2,347,064 Other Non-Current Assets, Net: 678,113 665,735 Total Other Assets, Net 3,101,896 3,012,799 Total Assets $6,570,342 $6,669,822 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-Term Debt $52,095 $253,726 Other Current Liabilities 804,641 657,051 Total Current Liabilities 856,736 910,777 Long-Term Debt, Net of Current Portion 4,611,436 4,920,568 Other Long-term Liabilities 232,215 218,700 Total Long-term Liabilities 4,843,651 5,139,268 Total Liabilities $5,700,387 $6,050,045 Equity Total Stockholders' Equity $856,355 $607,204 Noncontrolling Interests 13,600 12,573 Total Equity 869,955 619,777 Total Liabilities and Equity $6,570,342 $6,669,822

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Revenues:						
Storage Rental	$469,064	$460,052	(1.9)%	$1,394,842	$1,380,133	(1.1)%
Service	313,633	286,477	(8.7)%	944,873	875,416	(7.4)%
Total Revenues	**$782,697**	**$746,529**	**(4.6)%**	**$2,339,715**	**$2,255,549**	**(3.6)%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)	$335,506	$317,663	(5.3)%	$1,007,612	$965,600	(4.2)%
Selling, General and Administrative	216,337	215,693	(0.3)%	644,924	627,992	(2.6)%
Depreciation and Amortization	89,194	86,492	(3.0)%	264,568	259,992	(1.7)%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	184	(141)	n/a	1,229	707	(42.5)%
Total Operating Expenses	**$641,221**	**$619,707**	**(3.4)%**	**$1,918,333**	**$1,854,291**	**(3.3)%**
Operating Income (Loss)	**$141,476**	**$126,822**	**(10.4)%**	**$421,382**	**$401,258**	**(4.8)%**
Interest Expense, Net	63,220	65,135	3.0%	187,733	196,120	4.5%
Other Expense (Income), Net	22,508	35,246	56.6%	22,987	59,599	n/a
Income (Loss) from Continuing Operations before Provision (Benefit) for Income Taxes and (Gain) Loss on Sale of Real Estate	55,748	26,441	(52.6)%	210,662	145,539	(30.9)%
Provision (Benefit) for Income Taxes	54,890	3,774	(93.1)%	(98,151)	27,126	n/a
(Gain) Loss from Sale of Real Estate, Net of Tax	-	(850)	n/a	(7,468)	(850)	(88.6)%
Income (Loss) from Continuing Operations	858	23,517	n/a	316,281	119,263	(62.3)%
Income (Loss) from Discontinued Operations, Net of Tax	-	-	n/a	(938)	-	n/a
Net Income (Loss)	858	23,517	n/a	315,343	119,263	(62.2)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	792	407	(48.6)%	1,973	1,727	(12.5)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$66**	**$23,110**	**n/a**	**$313,370**	**$117,536**	**(62.5)%**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.00	$0.11	n/a	$1.64	$0.57	(65.2)%
Total Income (Loss) from Discontinued Operations	-	-	n/a	($0.00)	-	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.00**	**$0.11**	**n/a**	**$1.63**	**$0.56**	**(65.6)%**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.00	$0.11	n/a	$1.63	$0.56	(65.6)%
Total (Loss) Income from Discontinued Operations	-	-	n/a	($0.00)	-	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.00**	**$0.11**	**n/a**	**$1.62**	**$0.55**	**(66.0)%**
Weighted Average Common Shares Outstanding - Basic	193,360	210,912	9.1%	192,540	210,616	9.4%
Weighted Average Common Shares Outstanding - Diluted	194,905	211,917	8.7%	193,833	212,081	9.4%

www.ironmountain.com Selected metric definitions are available in the appendix 16

IRON MOUNTAIN

Reconciliation of Operating Income to Adjusted OIBDA

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$66**	**$23,110**	**n/a**	**$313,370**	**$117,536**	**(62.5)%**
Add:						
Net Income (Loss) Attributable to Noncontrolling Interests	792	407	(48.6)%	1,973	1,727	(12.5)%
Loss (Income) from Discontinued Operations, Net of Tax	-	-	n/a	938	-	n/a
(Gain) Loss from Disposition of Real Estate, Net of Tax	-	(850)	n/a	(7,468)	(850)	(88.6)%
Provision (Benefit) for Income Taxes	54,890	3,774	(93.1)%	(98,151)	27,126	n/a
FX (Gains) Losses[(1)]	23,502	32,539	38.5%	25,591	56,461	n/a
Other (Income) Expense[(2)]	(994)	2,707	n/a	(2,604)	3,138	n/a
Interest Expense, Net	63,220	65,135	3.0%	187,733	196,120	4.5%
Operating Income (Loss)	**$141,476**	**$126,822**	**(10.4)%**	**$421,382**	**$401,258**	**(4.8)%**
Depreciation and Amortization	89,194	86,492	(3.0)%	264,568	259,992	(1.7)%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	184	(141)	n/a	1,229	707	(42.5)%
Recall Costs	-	14,662	n/a	-	20,324	n/a
REIT Costs	4,537	-	n/a	18,585	-	n/a
Adjusted OIBDA	**$235,391**	**$227,835**	**(3.2)%**	**$705,764**	**$682,281**	**(3.3)%**

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses

www.ironmountain.com Selected metric definitions are available in the appendix 17

18 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share(1) (1) Adjusted EPS for 2015 reflects a structural tax rate of 16.5%, while 2014 results have been restated to reflect a structural tax rate of 16.3% for comparability with 2014, the year in which the company’s conversion to a REIT became effective Q3 2014 Q3 2015 % Change YTD 2014 YTD 2015 % Change Reported EPS - Fully Diluted from Continuing Operations - $ 0.11 $ n/a 1.63 $ 0.56 $ (65.6)% Add: Gain (Loss) on Disposal/Write-Down of PP&E (excluding Real Estate), Net - - n/a 0.01 - n/a REIT Costs 0.02 - n/a 0.10 - n/a Recall Costs - 0.07 n/a - 0.10 n/a Other (Income) Expense, Net 0.12 0.17 41.7% 0.12 0.28 n/a Gain (Loss) on Sale of Real Estate, Net of Tax - - n/a (0.04) - n/a Tax Impact of Reconciling Items and Discrete Tax Items 0.21 (0.04) n/a (0.72) (0.05) (93.1)% Adjusted EPS - Fully Diluted from Continuing Operations 0.35 $ 0.31 $ (11.4)% 1.10 $ 0.89 $ (19.1)%

IRON MOUNTAIN®

Reconciliation of Net Income Attributable to IRM to FFO & AFFO

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Net Income Attributable to Iron Mountain	**$66**	**$23,110**	**n/a**	**$313,370**	**$117,536**	**(62.5)%**
Add:						
Real Estate Depreciation	45,416	44,896	(1.1)%	137,742	134,454	(2.4)%
(Gain) Loss from Disposition of Real Estate, Net of Tax	-	(850)	n/a	(7,468)	(850)	(88.6)%
FFO Applicable to Iron Mountain (NAREIT)	**$45,482**	**$67,156**	**47.7%**	**$443,644**	**$251,140**	**(43.4)%**
Add:						
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	184	(141)	n/a	1,229	707	(42.5)%
FX (Gains) Losses[(1)]	23,502	32,539	38.5%	25,591	56,461	n/a
Other (Income) Expense[(2)]	(994)	2,707	n/a	(2,604)	3,138	n/a
Deferred Taxes and REIT Tax Adjustments[(3)]	37,780	(685)	n/a	(148,109)	(7,175)	(95.2)%
(Income) Loss from Discontinued Operations, Net of Tax	-	-	n/a	938	-	n/a
Recall Costs	-	14,662	n/a	-	20,324	0.0%
REIT Costs	4,537	-	n/a	18,585	-	n/a
FFO Applicable to Iron Mountain (Normalized)	**$110,491**	**$116,238**	**5.2%**	**$339,274**	**$324,595**	**(4.3)%**
Add:						
Non-Real Estate Depreciation	31,344	30,585	(2.4)%	90,134	92,043	2.1%
Amortization Expense[(4)]	14,269	13,093	(8.2)%	42,227	39,938	(5.4)%
Non-Cash Rent Expense (Income)[(5)]	(1,937)	(572)	(70.5)%	(3,420)	(2,969)	(13.2)%
Non-Cash Equity Compensation Expense (Income)	8,671	6,159	(29.0)%	23,129	20,936	(9.5)%
Less:						
Non-Real Estate Investment	10,698	10,633	(0.6)%	33,464	34,956	4.5%
Real Estate and Non-Real Estate Maintenance CapEx[(6)]	14,170	17,700	24.9%	44,601	44,154	(1.0)%
AFFO Applicable to Iron Mountain	**$137,970**	**$137,170**	**(0.6)%**	**$413,280**	**$395,433**	**(4.3)%**
Per Share Amounts (Fully Diluted Shares)						
FFO Applicable to Iron Mountain (NAREIT)	$0.23	$0.32	39.1%	$2.29	$1.18	(48.5)%
FFO Applicable to Iron Mountain (Normalized)	$0.57	$0.55	(3.5)%	$1.75	$1.53	(12.6)%
Weighted Average Common Shares Outstanding - Basic	193,360	210,912	9.1%	192,540	210,616	9.4%
Weighted Average Common Shares Outstanding - Diluted	194,905	211,917	8.7%	193,833	212,081	9.4%

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses
(3) Includes repatriation, recapture (including amended return impact) and other current tax expenses; excludes normalized cash tax expense of $17,110 in Q3 2014 and $4,459 in Q3 2015 ($49,958 2014 and $34,301 2015 YTD respectively)
(4) Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges
(5) Q3 2014 and 2015 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period
(6) Represents total maintenance capital expenditures, including maintenance capital expenditures related to real estate and non-real estate assets

www.ironmountain.com Selected metric definitions are available in the appendix 19

20 FX Impact at Q3 2015 FX Rates $733 Q3 2014 Revenue - Reported $ $747 $50 YoY Growth Excluding FX Impact Q3 2015 Revenue - Reported $ $14 Q3 2014 Revenue at Q3 2015 FX Rates $783 $ in millions (4.6)% R$ Decline 2.0% C$ Growth Quarterly Total Revenue Growth Bridge Figures may not foot due to rounding

21 $228 Normalized Q3 2014 Adj. OIBDA at Q3 2015 FX Rates FX Impact $237 Q3 2014 Adj. OIBDA Q3 2015 Adj. OIBDA - Reported Q3 2015 Normalized Adj. OIBDA $235 Add Back: Restructuring Charges Related to Transformation $9 $13 $222 6.5% Normalized C$ Growth (3.2)% Reported R$ Growth Quarterly Normalized Adjusted OIBDA Bridge Figures may not foot due to rounding

22 $0.04 Normalized Q3 2014 Adj. EPS $0.32 Impact of Additional Shares Outstanding $0.03 Q3 2014 Adj. EPS $0.35 Q3 2015 Normalized Adj. OIBDA $0.35 Add Back: Restructuring Charges Related to Transformation Reported Q3 2015 Adj. EPS $0.31 $0.03 Growth ($0.04) Decline Quarterly Normalized Adjusted EPS Bridge Figures may not foot due to rounding

23 Q2 2015 Service Gross Margin 24.6% Q3 2015 Normalized Service Gross Margin 1.7% Reported Q3 2015 Service Gross Margin 26.8% Less: Service Gross Margin Reallocation to Storage 28.5% 28.5% 1.7% Q3 2015 Normalized Service Gross Margin Q3 2014 Service Gross Margin Reported Q3 2015 Service Gross Margin Less: Service Gross Margin Reallocation to Storage 26.8% 26.8% + 390 bps – Reported Improvement + 220 bps – Normalized Improvement Service Gross Margin: Sequential Performance + 170 bps – Reported Improvement Flat – Normalized Improvement Service Gross Margin: Y-o-Y Performance Quarterly Total Service Margin Bridge Q3 2015 Total Service Gross Margin is higher than forecasted at our Investor Day due to an accounting reallocation between service and storage.

IRON MOUNTAIN®

Reported $ Storage Net Operating Income (NOI)

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Revenue from Storage Rental Activities						
Records Management	$374,933	$361,290	(3.6)%	$1,115,193	$1,088,926	(2.4)%
Data Protection	74,955	74,719	(0.3)%	223,859	224,613	0.3%
Other[1]	19,176	24,043	25.4%	55,790	66,594	19.4%
Total Storage Rental	469,064	460,052	(1.9)%	1,394,842	1,380,133	(1.1)%
Terminations/Permanent Withdraw al Fees	7,049	6,897	(2.2)%	18,020	19,750	9.6%
Total Revenue from Storage Rental Activities	**$476,112**	**$466,949**	**(1.9)%**	**$1,412,862**	**$1,399,883**	**(0.9)%**
Less: Storage Rental Expenses						
Facility Costs[2]	100,316	102,206	1.9%	308,946	304,287	(1.5)%
Storage Rental Labor	860	1,404	63.3%	4,199	2,598	(38.1)%
Other Storage Rental Expenses	4,674	9,242	97.7%	12,326	14,136	14.7%
Allocated Overhead[3]	35,986	35,637	(1.0)%	106,762	107,432	0.6%
Total Storage Rental Expenses	141,836	148,489	4.7%	432,233	428,453	(0.9)%
Storage Rent	50,401	50,378	(0.0)%	152,630	149,301	(2.2)%
Storage Rental Expenses (excluding Storage Rent)	**$91,435**	**$98,111**	**7.3%**	**$279,603**	**$279,152**	**(0.2)%**
Storage Net Operating Income	**$384,677**	**$368,838**	**(4.1%)**	**$1,133,259**	**$1,120,731**	**(1.1%)**
Storage Net Operating Income Margin	80.8%	79.0%	-180 bps	80.2%	80.1%	-20 bps
Storage Gross Profit	**$363,213**	**$347,200**	**(4.4)%**	**$1,069,371**	**$1,059,112**	**(1.0)%**
Storage Gross Margin	77.4%	75.5%	-190 bps	76.7%	76.7%	0 bps

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Entertainment Services and other ancillary services
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 24

IRON MOUNTAIN®

Global Real Estate Portfolio[1]

As of 6/30/2015 Adjusted[2]

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**184**	**20,124**	**496**	**30,347**	**680**	**50,471**
Europe	53	2,776	186	7,338	239	10,113
Latin America	29	1,583	74	3,612	103	5,195
Asia Pacific	3	71	73	2,410	76	2,481
International	**85**	**4,430**	**333**	**13,360**	**418**	**17,790**
Total	**269**	**24,554**	**829**	**43,707**	**1,098**	**68,261**

Q3 2015 Additions & Expansions

	Owned Facilities		Leased Facilities[3]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**5**	**247**	**3**	**95**	**8**	**342**
Europe	-	-	8	108	8	108
Latin America	-	-	-	-	-	-
Asia Pacific	-	-	6	116	6	116
International	**-**	**-**	**14**	**224**	**14**	**224**
Total	**5**	**247**	**17**	**319**	**22**	**566**

Q3 2015 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**-**	**-**	**(12)**	**(258)**	**(12)**	**(258)**
Europe	(4)	-	(6)	(131)	(10)	(131)
Latin America	-	-	(1)	(124)	(1)	(124)
Asia Pacific	-	-	(5)	(148)	(5)	(148)
International	**(4)**	**-**	**(12)**	**(403)**	**(16)**	**(403)**
Total	**(4)**	**-**	**(24)**	**(661)**	**(28)**	**(661)**

As of 9/30/2015

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**189**	**20,371**	**487**	**30,184**	**676**	**50,555**
Europe	49	2,776	188	7,315	237	10,090
Latin America	29	1,583	73	3,489	102	5,072
Asia Pacific	3	71	74	2,378	77	2,449
International	**81**	**4,430**	**335**	**13,181**	**416**	**17,611**
Total	**270**	**24,801**	**822**	**43,365**	**1,092**	**68,166**
Total %	**24.7%**	**36.4%**	**75.3%**	**63.6%**		

(1) Includes real estate held in joint ventures
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings
(3) Out of the 17 leased building additions and expansions, 3 were the result of acquiring leases in business acquisitions and 8 were the result of short-term leases associated with customer acquisitions

www.ironmountain.com Selected metric definitions are available in the appendix 25

IRON MOUNTAIN®

Revenue from Rental Activities and Storage NOI per Racked Square Foot

Square Footage by Region

	As of September 30, 2015				
	North America	Europe	Latin America	Asia Pacific	Total
Records Management Racked Space	38,247	7,084	3,393	1,530	50,254
Data Protection Racked Space	705	121	38	35	899
Other[(1)]	11,602	2,886	1,641	884	17,013
Total	50,555	10,090	5,072	2,449	68,166

Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot[(2)]

	Q3 2015 Annualized		YTD 2015	
	Revenue	NOI	Revenue	NOI
North America				
Records Management $ per Sq Ft	$27.61	$22.55	$27.65	$22.44
Data Protection $ per Sq Ft	$331.99	$291.95	$333.12	$291.20
Europe	$41.63	$35.04	$41.18	$33.90
Latin America	$36.54	$31.20	$38.39	$33.34
Asia Pacific	$32.75	$24.67	$33.10	$25.51
Total	$34.09	$28.23	$34.24	$28.16

(1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities
(2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services and other ancillary services

www.ironmountain.com Selected metric definitions are available in the appendix 26

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 9/30/2015 550 500 450 400 100 50 0 +2.7% +0.9% +5.7% +13.1% +9.4% Total IRM 537 523 Asia Pacific Latin America Europe North America 385 382 0 550 650 600 500 450 100 50 Latin America 53 48 82% 90% Europe 22 19 78% 90% 93% North America 98 455 421 85% 91% Asia Pacific 83% 639 587 84% 91% 110 Total IRM Q3 2015 Total Potential Building Capacity Q3 2015 Total Installed Racking Capacity Capacity and Utilization(2) (%) 10 0 60 70 80 Europe North America 61 60 +3.7% +2.0% +7.8% +16.0% Total IRM 79 76 Asia Pacific Latin America +13.5% 70 10 20 0 120 110 100 90 80 97 114 69% 81% Asia Pacific 3 1 48% 73% Latin America 7 7 Total IRM 78% Europe 22 14 48% 81% North America 83 74 74% 83% 73% Data Protection Storage Portfolio (DPUs MM) As of 9/30/2015 Q3 2015 Q1 2015 Q2 2015 Q4 2014 Q3 2014 (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10 (2) Iron Mountain operates its storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency 27 Units Stored(1) 15 40 86 17 44 91 1 5 10 1 5 10

Gross Book Value of Real Estate Assets 28 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software Real Estate Assets Storage Operations Land $198,492 Buildings & Building Improvements 1,425,467 Leasehold Improvements 415,448 Racking 1,440,540 Construction In Progress 54,231 Total Storage Gross Book Value $3,534,178 Service Operations Land $7,309 Buildings & Building Improvements 16,115 Leasehold Improvements 36,199 Racking 110,302 Construction In Progress 2,599 Total Service Gross Book Value $172,523 Total Real Estate Gross Book Value $3,706,701 Non-Real Estate Assets All Other Non-Real Estate Assets Gross Book Value (1) 936,953 Total PP&E Gross Book Value $4,643,654 As of 9/30/2015

IRON MOUNTAIN®

Service Business Detail

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Service Operations Revenue by Product Line						
Records Management	$159,482	$143,758	(9.9)%	$480,576	$448,513	(6.7)%
Data Protection	50,333	42,971	(14.6)%	152,037	129,577	(14.8)%
Shredding	64,138	60,230	(6.1)%	194,377	178,494	(8.2)%
Other[1]	39,680	39,518	(0.4)%	117,883	118,832	0.8%
Total Service Revenue	**$313,633**	**$286,477**	**(8.7)%**	**$944,873**	**$875,416**	**(7.4)%**

	Q3 2014	Q3 2015	% Change	YTD 2014	YTD 2015	% Change
Service Revenues	$313,633	$286,477	(8.7)%	$944,873	$875,416	(7.4)%
Less: Terminations/Permanent Withdraw al Fees	7,049	6,897	(2.2)%	18,020	19,750	9.6%
Adjusted Service Revenue	**$306,584**	**$279,580**	**(8.8)%**	**$926,853**	**$855,666**	**(7.7)%**
Less: Service Expenses						
Facility Costs[2]	7,649	2,819	(63.2)%	21,281	15,546	(26.9)%
Service Labor	165,273	157,501	(4.7)%	496,827	481,790	(3.0)%
Other Service Expenses	56,731	44,489	(21.6)%	164,030	147,238	(10.2)%
Allocated Overhead[3]	27,523	25,150	(8.6)%	82,703	76,733	(7.2)%
Total Service Expenses	**257,176**	**229,958**	**(10.6)%**	**764,841**	**721,308**	**(5.7)%**
Total Service Adjusted OIBDA	**$49,409**	**$49,622**	**0.4%**	**$162,012**	**$134,358**	**(17.1)%**
Total Service Adjusted OIBDA %	**16.1%**	**17.7%**	**160 bps**	**17.5%**	**15.7%**	**-180 bps**
Service Rent	2,448	1,945	(20.5)%	6,894	5,733	(16.8)%
Total Service Adjusted OIBDAR	**$51,856**	**51,567**	**(0.6)%**	**168,905**	**140,091**	**(17.1)%**
Total Service Adjusted OIBDAR %	**16.9%**	**18.4%**	**150 bps**	**18.2%**	**16.4%**	**-190 bps**
Total Service Gross Profit	**$83,979**	**$81,668**	**(2.8)%**	**$262,734**	**$230,841**	**(12.1)%**
Total Service Gross Margin	**26.8%**	**28.5%**	**170 bps**	**27.8%**	**26.4%**	**-140 bps**

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other ancillary services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs for shredding, imaging and other services
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 29

Customer Data 30 (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue Federal Healthcare Financial Legal Insurance Life Sciences Energy Business Services 39% Other 18% 3% 9% 15% 8% 3% 3% 2% North America Q3 2015 Trailing Twelve Months Revenue by Vertical Iron Mountain provides storage and information management services to more than 155,000 customers in 36 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes more than 92% of the Fortune 1000. No single customer represents more than 2% of revenues and our Top 20 customers have historically represented between 6% to 7% of consolidated revenues. Customer retention is consistently high with annual losses of roughly 3% (on a volume basis), attributable to customer terminations. (1) YTD 2015 FY 2014 FY 2013 FY 2012 Customer Quality Metrics Volume Retention Rate (RM Global) 93.4% 93.7% 92.9% 92.7% Bad Debt Expense as a % of Consolidated Revenues 0.7% 0.5% 0.4% 0.3% Turnover Expenditures (Storage Only) Q3 2015 YTD 2015 Sales, Marketing & Account Management 33,327 98,488 Customer Acquisition Costs 10,956 35,163

Debt Schedule 31 Includes our newly issued $1,000 million 6.00% 2020 notes but does not give the effect of redeeming $286 million of 2018 notes, $400 million of 2019 notes and $106 million of 2021 notes; each of which were called on 10/13/15. Thereafter 2025 2024 $1,000 2023 $600 2022 $606 2021 $255 2020 $1,000 2019 $967 2018 2016 2017 $286 2015 Floating Rate Debt at 9/30/15 Fixed Rate Debt at 9/30/15 12% 88% Senior, Unsecured & Subordinated Fixed vs. Floating Rate Debt at 9/30/15 Senior, Unsecured & Subordinated Debt Maturity Schedule ($MM) Fixed Rate Debt Floating Rate Debt (1) (1) $567 $400

IRON MOUNTAIN®

Capitalization

	Senior Unsecured and Senior Subordinated Notes (as of 9/30/2015)							
Type of Note	Subordinated (1)	Subordinated (1)	Unsecured	Subordinated (1)	Unsecured	Unsecured	Subordinated	Unsecured
Issuance Date	1/15/07	9/20/11	8/13/13	8/10/09	9/18/14	8/13/13	8/7/12	9/29/15
Denomination	EUR	USD	CAD	USD	GBP	USD	USD	USD
Original Principal Amount (FX Rate on Issue Date)	$329,792	$400,000	$193,720	$550,000	$654,960	$600,000	$1,000,000	$1,000,000
Exchange Rate at 9/30/2015	1.1217	1.0000	0.7462	1.0000	1.5155	1.0000	1.0000	1.0000
Principal Amount at 9/30/2015	$286,021	$400,000	$149,240	$106,250	$606,180	$600,000	$1,000,000	$1,000,000
Yield (on Issue Date)	6.750%	7.750%	6.125%	8.375%	6.125%	6.000%	5.750%	6.000%
Maturity Date	10/15/18	10/1/19	8/15/21	8/15/21	9/15/22	8/15/23	8/15/24	10/1/20
Current Call Price	100.000	107.750	N/A	104.188	N/A	N/A	N/A	N/A
Next Call Date	N/A	10/1/15	8/15/17	8/15/16	9/15/17	10/15/18	8/15/17	10/1/17
Next Call Price	100.000	103.875	103.063	101.396	104.594	103.000	102.875	103.000

Revolving Credit and Term Loan Facility (as of 9/30/2015)	
Capacity	$1,746,875
Outstanding	$531,761
Letters of Credit	$35,611
Remaining Capacity	$1,179,503
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.69%
Maturity Date	7/3/19



Net Lease Adjusted Leverage Ratio
6.0
5.0
0.0
5.0x
5.4x
5.7x
2013
2014
Q3 2015

Revolving Credit Facility Debt Covenant Analysis (as of 9/30/2015)		
Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.3x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.7x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	1.9x

Total Market Capitalization	
# of Shares Outstanding at 9/30/2015	211,084
Share Price at 9/30/2015	$31.02
Total Equity Value	$6,547,818
Total Debt, Net of Cash(3)	$4,681,395
Total Market Capitalization	$11,229,213
Net Debt to Total Market Capitalization	42%
Adj. OIBDA to Interest Expense	3.5x
Total Market Capitalization to Adjusted OIBDA	12.1x

Credit Ratings	S&P	Moody's
Corporate	B+	Ba3
Senior	BB-	Ba3
Unsecured(2)	B+	Ba3
Subordinated	B-	B2

Total Debt Weighted Average Rates (as of 9/30/2015)(4)	
Interest	5.8%
Maturity	5.9 years

(1) All outstanding notes redeemed on 10/13/15
(2) CAD 6.125% 2021 notes are rated BB- by Standard & Poor's
(3) Debt net of cash is calculated as current portion of long-term debt of $254 million plus long-term debt net of current portion of $4,921 million less cash and equivalents of $493 million. Debt net of cash excludes letters of credit of $36 million.
(4) Includes our newly issued $1,000 million 6.00% 2020 notes, but does not give the effect of redeeming $286 million of 2018 notes, $400 million of 2019 notes and $106 million of 2021 notes

www.ironmountain.com Selected metric definitions are available in the appendix 32

Lease Obligations(1) (1) Includes capital and operating lease obligations Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.3 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.4 years Thereafter 7.9% 2026 1.0% 2025 4.0% 2024 3.7% 2023 5.5% 2022 5.2% 2021 8.8% 2020 9.1% 2019 13.8% 2018 12.6% 2017 12.5% 2016 12.2% 2015 3.8% 58.5% 4.1% 3.3% 3.7% 2.7% 2.1% 2.7% 4.0% 3.8% 3.3% 3.2% 5.8% 2.7% 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 Thereafter 2026 2025 Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 33

IRON MOUNTAIN®

Investments (at C$ Budgeted Fx Rates)

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Estimated CuFt / DPUs		Historical Average NOI/CuFt or DPU[5]	Average Stabilization Period
Racking Installations[1]							
North America	25,037	7,525	19,151	7,671		$2.16	
Europe	33,550	3,443	23,706	10,673		$2.21	
Latin America	8,067	572	5,821	2,536		$2.11	
Asia Pacific	5,060	390	4,217	2,285		$2.08	
Worldwide	**$71,713**	**$11,930**	**$52,896**	**23,165**		**$2.16**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[5]	Average Stabilization Period
Building Development Projects[2]							
North America	15,689	4,583	9,212	545	464	$2.16	
Europe	2,932	409	868	403	22	$2.21	
Latin America[3]	40,265	82	21,217	7,828	388	$2.11	
Asia Pacific	1,300	840	1,125	200	16	$2.08	
Worldwide	**$60,186**	**$5,914**	**$32,422**	**8,977**	**890**	**$2.16**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Building CuFt Capacity	Building CuFt Utilization	Building DPU Capacity	Building DPU Utilization	Expected IRRs
YTD 2015 Building Acquisitions[4]							
North America	32,261	763	4,996	84%	393	70%	9%-12%
Europe	-	-	-	-	-	-	-
Latin America	-	-	-	-	-	-	-
Asia Pacific	-	-	-	-	-	-	-
Worldwide	**$32,261**	**763**	**4,996**	**84%**	**393**	**70%**	**9%-12%**

YTD 2015 Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$44,559	$0 [4]
Capital Consideration	$18,764	-
Synergized Total Expected Investment	**$63,323**	**$0 [4]**
Estimated Annual Revenues	$20,791	-
Expected IRR Range	10% - 14%	-

(1) Racking Installations excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $49.9 million, $4.6 million and $43.3 million respectively
(2) Building Development Projects excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $4.7 million, $0.6 million and $4.9 million respectively
(3) Includes a large building development project, with a longer than average stabilization period
(4) Not related to M&A
(5) In USD R$

www.ironmountain.com Selected metric definitions are available in the appendix 34

Components of Value 35 (1) Trailing four quarter prior to rental expense (2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses (3) Includes Storage and Service (4) Includes Recall Costs Components Annualized NOI $ North America Records Management 862,438 Data Protection 205,925 Other 9,279 Europe 252,984 Latin America 106,377 Asia Pacific 38,349 Total Portfolio Storage NOI $1,475,352 Service Adjusted OIBDAR (1) 195,066 Balance at 9/30/2015 Cash, Cash Equivalents & Other Tangible Assets (2) 1,228,298 Quarterly Building & Racking Investment, not reflected in NOI 17,844 Business and Customer Acquisition Consideration 44,559 Less: Debt, Gross Book Value 5,174,294 Non-Controlling Interests 12,573 Annualized Rental Expense (3) 209,292 Estimated Tax Liability 17,451 Components of Overhead (4) Total overhead costs have been allocated as follows: Q3 2015 YTD 2015 Storage $35,637 $107,432 Service 25,150 76,733 Corporate 100,827 282,868 Sales, Marketing, & Account Management 54,080 160,959 Total Overhead $215,693 $627,992

Appendix 36 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) loss on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations Applicable to Iron Mountain, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate), Recall Costs (as defined below) and REIT Costs (as defined below). Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Appendix Non-GAAP Measures (continued) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA (continued) Adjusted OIBDA does not include certain items that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) loss on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs (as defined below); (5) REIT Costs (as defined below); (6) other expense (income), net; (7) income (loss) from discontinued operations, net of tax; (8) gain (loss) on sale of discontinued operations, net of tax; and (9) net income (loss) attributable to noncontrolling interests. Adjusted OIBDA also does not include interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted OIBDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted OIBDA and Adjusted OIBDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Funds From Operations Applicable to Iron Mountain, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income attributable to Iron Mountain Incorporated excluding (i) gain on sale of real estate, net of tax and (ii) depreciation on real estate assets (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clear view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income attributable to Iron Mountain Incorporated. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) Recall Costs; (4) REIT Costs; (5) other expense (income), net; (6) deferred income taxes and REIT tax adjustments; (7) income (loss) from discontinued operations, net of tax; and (8) gain (loss) on sale of discontinued operations, net of tax. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. 37

Appendix Non-GAAP Measures (continued) Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 38

Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions, including all initial and future racking installations. Business Segments North American Records and Information Management Business (“RIM”) – Storage and information management services throughout the United States and Canada, including the storage of paper documents, as well as other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); DMS; Fulfillment Services; and Intellectual Property Management. North American Data Management Business (“DM”) – Storage and rotation of backup computer media as part of corporate disaster recovery plans throughout the United States and Canada, including service and courier operations (“Data Protection & Recovery”), server and computer backup services, digital content repository systems to house, distribute, and archive key media assets, and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients. Western Europe – Records Management, Data Protection & Recovery and DMS throughout the United Kingdom, Ireland, Norway, Austria, Belgium, France, Germany, Netherlands, Spain and Switzerland. Until December 2014, our Western European Business segment offered Destruction in the United Kingdom and Ireland. Other International Business – Storage and information management services throughout the remaining European countries in which we operate, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery and DMS. Our European operations included within the Other International Business segment provide Records Management, Data Protection & Recovery and DMS. Our Latin America operations provide Records Management, Data Protection & Recovery and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery and DMS throughout Australia, with Records Management and Data Protection & Recovery also provided in certain cities in India, Singapore, Hong Kong-SAR and China. Until December 2014, our Other International Business segment offered Destruction in Australia. Corporate and Other – Consists of our data center business in the United States, the primary product offering of our Emerging Businesses segment, as well as costs related to executive and staff functions, including stock-based employee compensation expense associated with all Employee Stock-Based Awards, as well as costs associated with finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. 39

Appendix 40 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – These expenditures are primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies. Maintenance – These expenditures are primarily related to the purchase or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures.

Appendix 41 Definitions (continued) Capital Expenditures and Investments (continued) Non-Real Estate: Investment – These expenditures support either (i) the growth of our business, and/or increase our profitability by investing in either supporting assets such as customer-inventory technology systems, and technology service storage and processing capacity, or (ii) they are directly related to the development of new products or services in support of our integrated value proposition and enhancements that support our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements. Maintenance – These expenditures are primarily related to the replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2014 results at the 2015 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval.

Appendix 42 Definitions (continued) Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection). Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Recall Costs – Includes costs associated with our proposed acquisition of Recall, including costs to complete the acquisition (including advisory and professional fees) as well as costs to integrate Recall with our existing operations (including moving, severance, facility upgrade, REIT conversion and system upgrade costs).

Appendix 43 Definitions (continued) REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a Qualified REIT Subsidiary and Taxable REIT Subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States. Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. OIBDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs to fully outfit the building with racking, reported on a constant dollar basis. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.